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                                  ________, 1997
                                                                     EXHIBIT 5.1

SpectRx, Inc.
6025A Unity Drive
Norcross, GA 30071

         RE:      REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-1 filed by you with the Securities and Exchange Commission (the "Commission") on or about February 26, 1997 (as such may be further amended or supplemented, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the"Act"), of up to 2,531,954 shares of your Common Stock (the "Shares"). The Shares, which include up to 330,255 shares of Common Stock issuable pursuant to an over-allotment option granted to the underwriters (the"Underwriters"), are to be sold to the Underwriters as described in such Registration Statement for sale to the public. Of the 2,531,954 shares being sold, 2,330,255 shares are being sold by the Company (including the 330,255 Shares of Common Stock in the over-allotment option), and 201,699 shares are being sold by the Selling Stockholders. As your counsel in connection with this transaction, we have examined the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares.

         Based on the foregoing, it is our opinion that, upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares and upon completion of the proceedings taken in order to permit such transactions to be carried out in accordance with the securities laws of various states where required, the Shares, when issued and sold in the manner described in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, which has been approved by us, as such may be further amended or supplemented, or incorporated by reference in any Registration Statement relating to the prospectus filed pursuant to Rule 462(b) of the Act.

                                        Very truly yours,


                                        WILSON SONSINI GOODRICH & ROSATI
                                        Professional Corporation